KNIGHTS OF COLUMBUS ASSET ADVISORS LLC

                                 CODE OF ETHICS

SECTION I STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

           The purpose of the Code is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of Knight of Columbus Asset Advisors LLC (the "Adviser") may abuse their fiduciary duties to the Adviser and otherwise to deal with conflict of interest situations.

          The Code is based on the principle that any directors and officers of the Adviser owe a fiduciary duty to the Adviser and that the officers, managers and personnel of the Adviser owe a fiduciary duty to the Adviser's Clients (as defined below), to conduct their personal securities transactions in a manner that does not interfere with the Adviser's or any Client's transactions (as applicable) or otherwise take unfair advantage of their relationship with the Adviser or any Client (as applicable). All such directors, officers, managers and personnel of the Adviser ("Covered Persons") are expected to adhere to this general principle as well as to comply with all of the specific provisions of this Code that are applicable to them.

          Technical compliance with the Code will not automatically insulate any Covered Person from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duties to the Adviser or any Client. Accordingly, all Covered Persons must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Adviser, any Client. In sum, all Covered Persons shall place the interests of the Adviser or any Client before their own personal interests.

          Every Covered Person must read and retain this Code, and should recognize that he or she is subject to its provisions and shall comply with all applicable Federal Securities Laws.

          The Adviser shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code.

SECTION II

DEFINITIONS

     (A) "Access Person" means: (1) any manager, officer, director, director or Advisory Person (as defined below) of the Adviser; and (2) any Supervised Person (as defined below): (i) who has access to nonpublic information regarding any client's purchase or sale of Securities (including, among other things, the writing of an option to purchase or sell a Security) or nonpublic information regarding the portfolio holdings of any Reportable Fund (as defined below); or (ii) who is involved in making Securities recommendations that are nonpublic.


          The defined term "ACCESS PERSON" shall not include any person who is subject to

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          securities transaction reporting requirements of a code of ethics adopted by an adviser, distributor or administrator (or affiliate of any of the foregoing) that is approved by the CCO.

     (B) "Advisory Person" of the Adviser: (1) any director, officer, general partner or employee of the Adviser, or of any company in a control relationship to the Adviser, who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of any Security by the Adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to the Adviser with regard to the purchase or sale of any Security.

     (C) "Automatic Investment Plan" means a program in which periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan ("DRIP").

     (D) "Beneficial Ownership" has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "1934 Act") and for purposes of this Code shall be deemed to include, but not be limited to, any interest by which an Access Person or any member of his or her immediate family (I.E. , a person who is related by blood or marriage to, and who is living in the same household as, the Access Person) can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a trust; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable); and a performance related advisory fee (other than an asset based fee).(1)

     (E) "Chief Compliance Officer" or "CCO" means the chief compliance officer of the Adviser.

     (F) "Client" means any person for whom or which the Adviser serves as an "investment adviser" within the meaning of Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Clients include any Funds for which the Adviser serves as the investment adviser.


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(1) Beneficial ownership will not be deemed to exist solely as a result of any indirect interest a person may have in the investment performance of an account managed by such person, or over which such person has supervisory responsibility, which arises from such person's compensation arrangement with the Adviser or any affiliate of the Adviser under which the performance of the account, or the profits derived from its management, is a factor in the determination of such person's compensation.

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     (G)  "Control" shall have the same meaning as that set forth in Section
          2(a)(9) of the Investment Company Act of 1940, as amended (the "1940 Act").

     (H) "Covered Security" means any Security (as defined below) other than a Security that is: (1) a direct obligation of the Government of the United States; (2) a bankers acceptance, bank certificate of deposit, commercial paper, and high quality short-term debt instruments, including a repurchase agreement; (3) shares issued by money market funds; or (4) shares of open-end investment companies (other than exchange-traded funds ("ETFs") or Reportable Funds) registered under the 1940 Act.

     (I) "Federal Securities Laws" means the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission ("SEC") under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

     (J)  "Fund" means an investment company registered under the 1940 Act.

     (K) "Initial Public Offering" means an offering of securities registered under the 1933 Act the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

     (L) "Investment Personnel" means: (1) any employee of the Adviser (or of any company controlling, controlled by or under common control with the Adviser if such company does not maintain and administer a code of ethics in conformity with Rule 204A-1 under the Advisers Act) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Adviser; and (2) any natural person who controls the Adviser and who obtains information concerning recommendations made regarding the purchase or sale of Securities by the Adviser.

     (M) "Limited Offering" means an offering of Securities that is exempt from registration under the 1933 Act pursuant to Section 4(2) or
          Section 4(6) thereof or Rule 504, Rule 505 or Rule 506 thereunder.

     (N) "Municipal Security" has the meaning set forth in Section 3(a)(29) under the 1934 Act, and for purposes of this Code shall be deemed to include, but not be limited to, securities which are direct obligations of, or obligations guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States.

     (O) "Security" includes all stock, debt obligations and other securities and similar instruments of whatever kind, including any warrant or option to acquire or sell a


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          security. References to a Security in this Code (E.G., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any instrument (whether or not such instrument itself is a Security) which has an investment return or value that is based, in whole or part, on that Security (collectively, "Derivatives"). Therefore, except as otherwise specifically provided by this Code: (1) any prohibition or requirement of this Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (2) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

     (P) "Supervised Person" means any officer, director (or other persons occupying a similar status or performing similar functions) or employee of the Adviser, or any other person who provides advice on behalf of the Adviser and is subject to the Adviser's supervision and control.

     (Q) "Reportable Fund" means: (1) any Fund for which the Adviser serves as an investment adviser; or (2) any Fund whose investment adviser controls the Adviser, is controlled by the Adviser, or is under control with the Adviser.

     (R) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.


          Any questions regarding the application of these terms should be referred to, and addressed by, the Chief Compliance Officer.

SECTION III OBJECTIVE AND GENERAL PROHIBITIONS

          Although certain provisions of this Code apply only to Access Persons, all Covered Persons must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Sections I, III and VII of this Code. Therefore, a Covered Person may not engage in any investment transaction under circumstances where the Covered Person benefits from or interferes with the purchase or sale of investments by the Adviser or any Client. In addition, Covered Persons may not use information concerning the investments or investment intentions of the Adviser or a Client or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Adviser or a Client. Disclosure by a Covered Person of such information to any person outside of the course or scope of the responsibilities of the Covered Person to the Adviser or a Client will be deemed to be a violation of this prohibition.

          Covered Persons may not engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of investments by the Adviser or a Client. In this regard, Covered Persons should

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recognize that Rule 17j-1 under the 1940 Act and Section 206 of the Advisers
Act, generally provide that it is unlawful for the Adviser or any Supervised Person in connection with the purchase or sale of a Security held or to be acquired by a Client to:

          (i)  employ any device, scheme or artifice to defraud the Client;

          (ii) make any untrue statement of a material fact to the Client or omit to state to the Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Client; or

          (iv) engage in any manipulative practice with respect to the Client.

          Employees of the Adviser should also recognize that a violation of this Code, of Rule 17j-1, or of Rule 204A-1 may result in the imposition of:
(1) sanctions as provided by Section IX below; or (2) the imposition of administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

SECTION IV

PROHIBITED TRANSACTIONS(2)

     (A) Neither Investment Personnel nor an Access Person may purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering unless he or she obtains pre-clearance pursuant to Section V and reports to the Adviser the information described in Section VI of this Code.


     (B) An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transactiont hat:

     (i) there is an open order at the Adviser to purchase or sell the security.


          unless such Access Person:

          (a)  obtains pre-clearance of such transaction pursuant to Section V;
               and

          (b) reports to the Adviser the information described in Section VI of this Code.


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(2) The prohibitions of this Section IV apply to Securities acquired or disposed of in any type of transaction, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the prohibitions set forth in Section IV(C) is applicable.

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          FOR PURPOSES OF ADMINISTERING THIS CODE, ACCESS PERSONS SHALL BE
          PRESUMED TO HAVE THE REQUISITE KNOWLEDGE OF THE ADVISER'S TRANSACTIONS SO AS TO REQUIRE PRE-CLEARANCE, REGARDLESS OF WHETHER SUCH PERSONS ACTUALLY HAVE SUCH KNOWLEDGE. ACCORDINGLY, ALL ADVISORY PERSONS SHALL OBTAIN PRE-CLEARANCE OF ALL TRANSACTIONS IN SECURITIES IN ACCORDANCE WITH THIS SECTION IV(B) EXCEPT IN THE CASE OF A TRANSACTION AS TO WHICH ONE OF THE EXCEPTIONS FROM PRE-CLEARANCE SET FORTH IN SECTION IV(C) BELOW APPLIES.

     (C)  The prohibitions of this Section IV do not apply to:

          (1) Purchases that are made via an Automatic Investment Plan (however, this exception does not apply to optional cash purchases pursuant to a DRIP);

          (2) Purchases and sales/redemptions of shares of registered, open-end mutual funds (other than shares of a Reportable Fund or ETFs);

          (3)  Bank certificates of deposit and bankers' acceptances;

          (4) Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

          (5)  U.S. Treasury obligations;

          (6) Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of such rights;

          (7) Involuntary (I.E. , non-volitional) purchases, sales and transfers of Securities;

          (8) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; PROVIDED, HOWEVER, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Chief Compliance Officer to the contrary; and

          (9) Transactions in Securities of a type that are not permissible investments for the Adviser or a Client.

SECTION V     PRE-CLEARANCE PROCEDURES

     (A)  Obtaining Pre-Clearance.

          Pre-clearance of a personal transaction in a Security required to be approved pursuant to Section IV above must be obtained from the Chief Compliance Officer or a person who has been authorized by the Chief Compliance Officer to pre-clear transactions. Each of these persons is referred to


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in this Code as a "Clearing Officer."  A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such pre-clearance from another Clearing Officer.

          In connection with requesting pre-clearance from a Clearing Officer, each Access Person shall ask the Clearing Officer and/or his designate whether the applicable security is eligible for preclearance under this Code. Upon receipt of the inquiry, the Clearing Officer or his designate will determine if
a) the Adviser has any open orders or pending transactions in that security; or
b) the security is on the restricted list. If either of the preceding criteria apply, the Access Person will generally be ineligible for pre-clearance.

     (B)  Time of Clearance.

          (1) An Access Person may pre-clear trades only in cases where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought. It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, an Access Person may not simultaneously request pre-clearance to buy and sell the same Security.

          (2) Pre-clearance of a trade shall be valid and in effect only for the day for which it is given (if the security is thinly traded, pre-clearance is good for seven days); PROVIDED, HOWEVER, that a pre-clearance expires upon the person becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Access Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the person shall be required to so advise a Clearing Officer before proceeding with such transaction.

               The Clearing Officer has discretion to either extend or lessen the time period that pre-clearance is valid.

     (C)  Form.

          Pre-clearance must be obtained in writing by completing and signing the form for Pre-clearance for Personal Securities Transactions, attached as Schedule A, which form shall set forth the details of the proposed transaction, and obtaining the written approval (including by email) of a Clearing Officer. The form is attached as Schedule A. If the Access Person is an Advisory Person and is

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requesting approval to purchase or sell shares of the Adviser or a Client, the
Access Person shall inform the Clearing Officer of that fact at the time pre-clearance to purchase or sell the Security is sought.

     (D) Filing.

          Copies of all completed pre-clearance forms, with the required signatures, shall be retained at the Adviser.

     (E) Factors Considered in Pre-Clearance of Personal Transactions.

          A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

     (1) Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security; and

     (2) Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Adviser; and

     (3)  Whether the transaction is likely to adversely affect the Adviser.

     (F) Monitoring of Personal Transactions After Pre-Clearance. After pre-clearance is given to an Access Person, the Chief Compliance Officer or his designate shall periodically monitor each Access Person's transactions to ascertain whether pre-cleared transactions have been executed for the day of preclearance and whether such transactions were executed in the specified amounts.

SECTION VI    CERTIFICATIONS AND REPORTS BY ACCESS PERSONS(3)

     (A)  Initial Certifications and Initial Holdings Reports.

          (1) Within ten (10) days after a person becomes an Access Person, except as provided in Section VI(D), such person shall complete and submit to the Chief Compliance Officer an Initial Certification and Holdings Report on the form attached as Schedule C. The information contained therein must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.


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(3) The reporting requirements of this Section VI apply to Securities acquired or disposed of in all types of transactions, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.

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     (B)  Quarterly Transaction Reports.

          (1) Within thirty (30) days after the end of each calendar quarter, each Access Person shall make a written report to the Chief Compliance Officer of all transactions in Reportable or Covered Securities occurring in the quarter in which he or she had any direct or indirect Beneficial Ownership.

               Such report is hereinafter called a "Quarterly Transaction
               Report."

          (2) Except as provided in Section VI(D), a Quarterly Transaction Report shall be on the form attached as Schedule B and must contain the following information with respect to each reportable transaction:

               (i) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

               (ii) Title (and as applicable, the exchange ticker symbol or
                    CUSIP number), number of shares or principal amount of each Covered Security and the price at which the transaction was effected; and

              (iii) Name of the broker, dealer or bank with or through whom the transaction was effected; and

               (iv) The date the Access Person submitted the Quarterly
                    Transaction Report.

               (v) A copy of the confirmation statement issued for the transaction attached to the Quarterly Transaction Report.

          (3) A Quarterly Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership of any Security to which the report relates.

     (C)  Annual Certifications and Annual Holdings Reports.

(1) Annually, by January 30 of each year, except as provided in Section VI(D), each Access Person shall complete and submit to the Chief Compliance Officer an Annual Certification and Holdings Report on the form attached as Schedule D. The information contained therein must be current as of a date no more than 45 days before the Annual Certification and Holding Report is submitted.

     (D)  Exceptions from Reporting Requirements.

          (1) An Access Person need not submit an Initial Holdings Report, a Quarterly Transaction Report or an Annual Holdings Report with respect to any securities held in an account over which the Access Person does not


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               exercise, directly or indirectly, any influence or control
               PROVIDED, HOWEVER, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Chief Compliance Officer to the contrary.

          (2) An Access Person need not submit a Quarterly Transaction Report with respect to any transaction effected pursuant to an Automatic Investment Plan.

          (3) In lieu of submitting a Quarterly Transaction Report, an Access Person may arrange for the Chief Compliance Officer to be sent duplicate confirmations and statements for all accounts through which transactions in Securities in which the Access Person has any direct or indirect Beneficial Ownership are effected, so long as the Chief Compliance Officer receives the confirmation or account statements no later than thirty (30) days after the end of the calendar quarter. However, a Quarterly Transaction Report must be submitted for any quarter during which the Access Person has acquired or disposed of direct or indirect Beneficial Ownership of any Covered Security if such transaction was not in an account for which duplicate confirmations and statements are being sent. Access Persons who are associated persons of the Adviser and who provide duplicate confirmations and statements for their accounts to the Adviser will be deemed to satisfy the requirement to submit a Quarterly Transaction Report if such confirmations and statements reflect all transactions in Covered Securities required to be reported by them hereunder. The Adviser shall deliver such confirmations and statements or analysis thereof to permit the Chief Compliance Officer to ascertain compliance with this Code. Any Access Person relying on this
               Section VI(D)(5) shall be required to certify as to the identity of all accounts through which Covered Securities in which they have direct or indirect Beneficial Ownership are purchased, sold and held.

     (E) It is the responsibility of each Access Person to take the initiative to comply with the requirements of this Section VI. Any effort by the Adviser to facilitate the reporting process does not change or alter that responsibility.

SECTION VII   ADDITIONAL PROHIBITIONS

     (A) Confidentiality of Adviser and Client Transactions. Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the Securities "being considered for purchase or sale" by the Adviser or any Client shall be kept confidential by all Covered Persons and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Chief Compliance Officer to report any inadequacy found in this regard to the trustees of the Adviser or Client, as applicable.



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     (B)  Outside Business Activities, Relationships and Directorships.

          Access Persons may not engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Adviser or any Client. Similarly, no such outside business activities or relationship may be inconsistent with the interests of the Adviser or any Client. Access Persons who are members, officers or employees of the Adviser may not serve as a director of any public or private company, except with the prior approval of the Chief Compliance Officer, and all directorships held by such Access Persons shall be reported to the Chief Compliance Officer. Access Persons who are employees are required to complete a conflicts questionnaire at least annually.

     (C)  Gratuities.

          Covered Persons shall not, directly or indirectly, take, accept, receive or give gifts or other consideration in merchandise, services or otherwise, except: (1) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient and cannot be viewed as a bribe, kickback or payoff; and
          (2) business-related gifts of nominal value.

SECTION VIII CERTIFICATION BY ACCESS PERSONS

          The certifications of each Access Person required to be made pursuant to Section VI shall include certifications that the Access Person has read and understands this Code and recognizes that he or she is subject to it. Access Persons shall also be required to certify in their annual certifications that they have complied with the requirements of this Code. In addition, Supervised Persons who are not Access Persons shall be provided with a copy of the Code (and any amendments) and shall provide the Adviser with a written acknowledgment of the receipt of the Code and any amendment.

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SECTION IX SANCTIONS

          Any violation of this Code shall be subject to the imposition of such sanctions by the Adviser as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1, Rule 204A-1 and this Code. The sanctions to be imposed shall be determined by the Adviser's CEO. Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure, disgorgement of any profits stemming from any violation, and/or restitution of an amount equal to the difference between the price paid or received by the Adviser and the more advantageous price paid or received by the offending person.

SECTION X REPORTING OF VIOLATIONS

          Every Covered Person must immediately report any violation of this Code to the Chief Compliance Officer of the Adviser. All reports will be treated confidentially and investigated promptly and appropriately. The Adviser will not retaliate against any Covered Person who reports a violation of this Code in good faith and any retaliation constitutes a further violation of this Code. The Chief Compliance Officer will keep records of any violation of this Code, and of any action taken as a result of the violation.

SECTION XI ADMINISTRATION AND CONSTRUCTION

     (A) The administration of this Code shall be the responsibility of the Chief Compliance Officer.

     (B)  The duties of the Chief Compliance Officer are as follows:

          (1) Continuous maintenance of current lists of the names of all employees of the Adviser and Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are partners, members, officers, or employees of the Adviser or of any company which controls the Adviser, and the date each such person became an Access Person;

          (2) On an annual basis, providing each employee of the Adviser with a copy of this Code and informing such persons of their duties and obligations hereunder;

          (3) Obtaining the certifications and reports required to be submitted by Access Persons under this Code (except that the Chief Compliance Officer may presume that Quarterly Transaction Reports need not be filed by Independent Trustees in the absence of facts indicating that a report must be filed), and reviewing the reports submitted by Access Persons;

          (4) Maintaining or supervising the maintenance of all records and reports required by this Code;


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          (5)  Preparing listings of all securities transactions reported by
               Access Persons and reviewing such transactions against a listing of transactions effected by the Adviser;

          (6) Issuance, either personally or with the assistance of counsel as may be appropriate, of any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1, Rule 204A-1 and this Code;

          (7) Conduct of such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the Board of Trustees of any Funds advised by the Adviser; and

          (8) Submission of a quarterly report to the Board of Trustees of any Funds advised by the Adviser containing a description of: any detected violation of this Code, noting in each case any sanction imposed; any transactions that suggest the possibility of a violation of this Code or of interpretations issued by the Chief Compliance Officer; and any other significant information concerning the appropriateness of and actions taken under this Code. A quarterly report will not be issued if there are no reportable issues concerning the Code.

     (C) The Chief Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

          (1) A copy of this Code and any other codes of ethics adopted pursuant to Rule 17j-1 and Rule 204A-1 by the Adviser for a period of five (5) years;

          (2) A record of each violation of this Code and any other code specified in (C)(1) above, and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the fiscal year of the Adviser in which the violation occurred;

          (3) A copy of each report made pursuant to this Code and any other code specified in (C)(1) above, by an Access Person or the Chief Compliance Officer, for a period of not less than five (5) years from the end of the fiscal year of the Adviser in which such report or interpretation was made or issued, the most recent two
               (2) years of which shall be kept in a place that is easily accessible; and

          (4) A list of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to Rule 17j-1, Rule 204A-1 and this Code or any other code specified in
               (C)(1) above, or who are or were responsible for reviewing such reports.

          (5) A record of any decision, and the reasons supporting the decision, to approve any investment in an Initial Public Offering or a Limited Offering by Access Persons, for at least five (5) years after the end of the fiscal year in which such approval was granted.

     (D)  Review of Code

          (1) On an annual basis, and at such other time as deemed to be necessary or appropriate, the CCO shall review the operation of this Code and shall adopt such amendments thereto as may be necessary to assure that the provisions of the Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17j-1 and Rule 204A-1.

          (2) In connection with the annual review of the Code and any interim reviews, the Adviser shall inform the Board of Trustees of any Funds advised by the Adviser of any material amendments, revisions or changes to the Code.

     (E) This Code may not be amended or modified except in a written form which is specifically approved by the CCO and reported to management of the Adviser and all Covered Persons. In connection with any such amendment or modification, the Adviser shall determine that procedures reasonably necessary to prevent Access Persons from violating the Code, as proposed to be amended or modified, have been adopted.

THIS CODE WAS ADOPTED ON DECEMBER 1, 2014.

                                   SCHEDULE A

             KNIGHTS OF COLUMBUS ASSET ADVISORS LLC ("THE ADVISER")
               PRE-CLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS

IMPORTANT NOTES: (1) Open ended Mutual Fund need not be pre-cleared (unless the fund is advised by the Adviser, then they must be pre-cleared), but Exchange Trade Funds (ETFs) must be pre-cleared; (2) Relevant transactions by family members or other covered accounts must also be pre-cleared and (3) pre-clearance approval is good FOR THE DAY OF PRE-CLEARANCE ONLY; for 'thinly traded' securities, pre-clearance is good for 7 days. If thinly traded, please indicate in Section One below.

--------------------------------------------------------------------------------
SECTION ONE: TO BE COMPLETED BY EMPLOYEE REQUESTING PRE-CLEARANCE

Employee Name:                              ____________________________________
Date:                                       ____________________________________
Time:                                       ____________________________________
Name of Security that Employee is
Requesting Preclearance to Trade:           ____________________________________
[ ] Thinly Traded?                          ____________________________________

Brokerage Account for Trade (last
four digits):                               ____________________________________
Employee Signature*:                        ____________________________________

*If sending a Word Version, your typed name constitutes as your signature.
--------------------------------------------------------------------------------

SECTION TWO: PRE-CLEARANCE TO TRADE

[ ] I certify that I have confirmed with the Fund Accountant (or if other Adviser personnel state here: ____________________________) that there is not an open order at the Adviser to purchase or sell this security and that I have no knowledge of any intent by the Adviser to purchase or sell such security.

[ ] I certify that I have confirmed with the Fund Accountant (or if other Adviser personnel state here:____________________) that this holding is NOT on the Adviser's RESTRICTED LIST.

THE EMPLOYEE MAY TRADE THE SECURITY AFTER BOTH (A) SUBMITTING THIS FORM; AND (B) THE CHIEF COMPLIANCE OFFICER (CCO) OR HIS DESIGNEE HAS GIVEN PRE-CLEARANCE BY E-MAIL.

PLEASE RETURN A WORD VERSION OR PDF FORM TO:
Michael Votto
Knights of Columbus
One Columbus Plaza
New Haven, CT 06510
michael.votto@kofc.org

                                   SCHEDULE B

             KNIGHTS OF COLUMBUS ASSET ADVISORS LLC ("THE ADVISER")

                          QUARTERLY TRANSACTION REPORT

To: Adviser's Chief Compliance Officer

A. Securities Transactions. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to Section VI(B) of the Code of Ethics. (If no such transactions took place write "NONE".) IN LIEU OF LISTING ALL TRANSACTIONS IN COVERED SECURITIES REQUIRED TO BE REPORTED BY SECTION VI(B) OF THE CODE, PURSUANT TO SECTION VI(D)(5) OF THE CODE, CHECK THE BOX BELOW, "SEE ATTACHED BROKERAGE STATEMENT(S)."

------------------------------------------------------------------------------------------------------------------------------------
                      Interest Rate                   Number of                   Nature of                    Broker/Dealer or
                      and Maturity                    Shares or    Dollar         Transaction                  Bank Through
Title of    CUSIP     Date (If         Date of        Principal    Amount of      (Purchase, Sale,             Whom
Security    Number    Applicable)      Transaction    Amount       Transaction    Other)              Price    Effected
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

[ ] SEE ATTACHED BROKERAGE STATEMENT(S)

* Non-interested directors only have to complete this report for transactions where they knew at the time of the transaction or, in the ordinary course of fulfilling their official duties as a director or officer, should have known that during the 7 calendar day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by the Company.

B. New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

     Name of Broker, Dealer or Bank           Date Account Was Established

C. Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: ____________________                    Signature: _______________________

                                              Print Name: ______________________

                                   SCHEDULE C

             KNIGHTS OF COLUMBUS ASSET ADVISORS LLC ("THE ADVISER")

            INITIAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
                          AND INITIAL HOLDINGS REPORT

          I have read and I understand the Code of Ethics of Knights of Columbus Asset Advisors LLC (the "Code"). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

          I certify that I have listed below: (1) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which I had any Beneficial Ownership as of the day I became an Access Person; and (2) the name of each broker, dealer or bank at which an account is maintained through which any Securities in which I have any Beneficial Ownership are held, []
purchased or sold; which shall constitute my Initial Holdings Report. Use reverse side if additional space is needed.

                              Exchange Ticker
Title and Type of Covered     Symbol or CUSIP
Security                      Number (as Applicable)     Number of Shares     Principal Amount
















Name of each broker, dealer or bank:

Date Submitted: ___________________           Print Name: ______________________

                                              Signature: _______________________

----------
*    Does not apply to Independent Trustees.

                                   SCHEDULE D

             KNIGHTS OF COLUMBUS ASSET ADVISORS LLC ("THE ADVISER")

       ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS AND ANNUAL
                                HOLDINGS REPORT

          I have read and I understand the Code of Ethics of Knights of Columbus Asset Advisors LLC (the "Code"). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein. I certify that I have complied in all respects with the requirements of the Code as in effect during the past year.

          I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transaction Reports that I have submitted to the Chief Compliance Officer or in confirmations and statements for each account through which any Securities in which I have any Beneficial Ownership are held, purchased or sold, that have been sent to the Chief Compliance Officer.

          I certify that I have listed below: (1) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which I had any Beneficial Ownership as of December 31 and (2) the name of each broker, dealer or bank at which an account is maintained through which any Securities in which I have any Beneficial Ownership are held, purchased or sold; which shall constitute my Annual Holdings Report. Use reverse side if additional space is needed.

                              Exchange Ticker
                              Symbol or CUSIP
Title and Type of Covered     Number (as
Security                      Applicable)         Number of Shares     Principal Amount

















Name of each broker, dealer or bank:

Date Submitted: ________________                Print Name: ____________________

                                                Signature: _____________________


----------
*    Does not apply to Independent Trustees.

                                   SCHEDULE E

                     KNIGHTS OF COLUMBUS ASSET ADVISORS LLC

                       CONFLICTS QUESTIONNAIRE SUPPLEMENT

          Knights of Columbus Asset Advisors LLC is required to monitor Associated Persons whose circumstances may pose a potential conflict with our management of Client accounts. Please complete this questionnaire and disclose the required information, at least annually. IF DURING THE YEAR, YOUR ACTIVITIES OR ASSOCIATIONS CHANGE IN A WAY THAT WOULD CHANGE YOUR RESPONSES, YOU MUST PROMPTLY NOTIFY THE COMPLIANCE OFFICER OF SUCH CHANGE(S).

     A. Please disclose the requested information for any entity (including any commercial business or not- for-profit organization) other than the Adviser in which, or from which, you (1) receive compensation; (2) take an active role in making management decisions; (3) serve as an officer, director or general partner; or (4) provide any advice about investments.


          Name of Entity:           Nature of Affiliation or Title:       Public
                                                                         Company

     1. ______________________      _______________________________       Yes/No

     2. ______________________      _______________________________       Yes/No

     3. ______________________      _______________________________       Yes/No

     4. ______________________      _______________________________       Yes/No

     5. ______________________      _______________________________       Yes/No

     None ___________

     B. Please disclose whether your spouse or any immediate family member (including your parents, child or siblings) currently conducts business or works for an entity that conducts business with the Adviser or is involved in or works for a securities-related business (e.g. an investment adviser, broker-dealer, or bank).

     Describe:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________


     None ___________

     C. Please disclose whether your spouse or any immediate family member (including your parents, children or siblings) currently works for a public company.

     Describe:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     None ___________

          Please note that these questions are intended to be broad in scope. If you have any question as to whether any particular arrangement or relationship should be disclosed on this form, please consult the Compliance Officer.

                                                   Signature:  _________________

                                                   Print Name: _________________

                                                   Date: _______________________